SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 16, 2003

INSMED INCORPORATED

(Exact name of registrant as specified in its charter)

VIRGINIA (State or other jurisdiction of incorporation)	0-30739 (Commission File Number)	54-1972729 (I.R.S. Employer Identification No.)

4851 Lake Brook Drive, Glen Allen, Virginia 23060

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (804) 565-3000

Item 5.	Other Events and Required FD Disclosure.

On July 11, 2003, Insmed Incorporated closed on the private placement sale to a group of accredited institutional investors of an aggregate of 5,146,846 shares of its common stock at a purchase price of $2.70 per share and warrants exercisable for the purchase of 1,544,046 shares of its common stock at an exercise price of $4.10 per share resulting in gross proceeds of approximately $13.9 million. The placement agent in the transaction received approximately $837,000 in fees and expenses. On July 16, 2003, Insmed Incorporated issued a press release announcing the completion of the private placement. A copy of this press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

The following document is being filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference:

Exhibit 99.1	Press release issued by Insmed Incorporated on July 16, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSMED INCORPORATED

Date: July 16, 2003	By:	/s/ KEVIN P. TULLY
Kevin P. Tully Treasurer and Controller

EXHIBIT INDEX

Exhibit Number	Exhibit

Exhibit 99.1	Press release issued by Insmed Incorporated on July 16, 2003.